Exhibit 99.1

Media:	Wendy Olson (713) 627-4072 (713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf (713) 627-4600

Date:	February 4, 2010

Spectra Energy Reports Fourth Quarter and Year-End 2009 Results

o	$1.18 ongoing 2009 diluted earnings per share (EPS); exceeded $1.15 EPS target.

o	Placed $650 million of expansion projects into service, delivering returns on capital employed of more than 12 percent.

o	Almost $3 billion in new expansion growth projects secured through customer contracts signed in 2009.

o	2010 expectation of $1.42 EPS; 8 to 10 percent compound annual EPS growth rate for 2010 to 2012.

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2009 net income from controlling interests of $848 million, or $1.32 diluted EPS, compared with $1.13 billion, or $1.81 diluted EPS in 2008. Ongoing 2009 net income was $758 million, or $1.18 diluted EPS, compared with $1.14 billion, $1.83 diluted EPS, in the prior year.

2009 year-end results reflect strong earnings growth from expansion projects brought into service in both 2008 and 2009. These results were more than offset by lower commodity prices relative to the record-high prices seen in 2008 and a weaker Canadian dollar.

The company reported 2009 fourth quarter net income from controlling interests of $219 million, or $0.34 diluted EPS, compared with $171 million, $0.28 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2009 quarter was $217 million, or $0.33 diluted EPS, versus $197 million, $0.32 diluted EPS, in the prior year quarter.

The 2009 fourth quarter results reflect the effects of improving commodity prices, a stronger Canadian dollar and increased gathering and processing revenues at Western Canada Transmission & Processing.

“We experienced solid earnings and strong performance from our core, fee-based businesses last year. We also executed extremely well on our capital expansion projects and signed multiple new customer contracts, which will fuel continued growth,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “We finished the year financially strong and that momentum gives us confidence in our ability to achieve 20 percent earnings growth this year.”

“We will continue our focus on securing new growth opportunities for the future, as well as executing on our current portfolio of attractive expansion projects – projects that will deliver returns in excess of 12 percent, and that underpin our strong, sustainable earnings growth,” said Ebel.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2009 earnings before interest and taxes (EBIT) of $204 million, compared with $161 million in fourth quarter 2008. The 2008 period included a $44 million special item for an impairment of the Islander East project.

Ongoing EBIT for fourth quarter 2009 was $204 million and, excluding the above special item, compares with $205 million in the prior year quarter. The segment benefited during the 2009 quarter from business expansion projects placed into service during 2009. These earnings were offset by the timing of operating and maintenance expenses, including increased pipeline integrity and lower capitalized costs. In addition, the 2008 quarter included a favorable customer settlement.

Year-end reported EBIT for U.S. Transmission was $894 million, compared with $844 million in 2008.

Distribution

Distribution reported fourth quarter 2009 EBIT of $96 million, compared with $90 million in fourth quarter 2008. Excluding the effect of a stronger Canadian dollar, earnings were $7 million lower than in the 2008 quarter, primarily a result of warmer weather.

Year-end reported EBIT for Distribution was $336 million, compared with $353 million in 2008.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2009 EBIT of $120 million, compared with $65 million in fourth quarter 2008. Beyond the effect of the stronger Canadian dollar, which added $16 million to earnings this quarter compared with last year, the increase was due mainly to higher frac spreads affecting our Empress natural gas liquids (NGL) earnings. The segment also benefited from improved results in the base gathering and processing business, primarily driven by higher contracted volumes and revenues from expansions.

Year-end reported EBIT for Western Canada Transmission & Processing was $343 million, compared with $398 million in 2008.

Field Services

Field Services reported fourth quarter 2009 EBIT of $77 million, compared with $69 million in fourth quarter 2008. The increase in earnings was driven by higher commodity prices. During fourth quarter 2009, crude oil averaged approximately $76 per barrel, compared with approximately $59 per barrel in the prior year quarter, and the NGL to crude relationship averaged 53 percent versus 46 percent in fourth quarter 2008. These results were partially offset by non-cash mark-to-market losses in fourth quarter 2009, compared with gains in fourth quarter 2008 on hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership. Volumes were lower in fourth quarter 2009 versus 2008; however, drilling activity and rig counts around DCP Midstream’s assets have continued to increase since the first half of 2009.

DCP Midstream paid distributions of $70 million to Spectra Energy for the 2009 quarter and $100 million for the year.

Year-end reported EBIT for Field Services was $296 million, compared with $716 million in 2008.

Other

“Other” reported net costs of $28 million in fourth quarter 2009, compared with net costs of $21 million in fourth quarter 2008. This increase primarily reflects higher benefit costs.

Year-end reported net costs for “Other” were $74 million, compared with $78 million in 2008.

Interest Expense

Interest expense was $154 million for fourth quarter 2009, compared with $166 million for the 2008 quarter. The decrease was primarily due to the benefit of interest rate swaps and lower commercial paper balances, partially offset by the effects of a stronger Canadian dollar during the 2009 quarter.

Interest expense for 2009 was $610 million, compared with $636 million in 2008.

Income Taxes

Fourth quarter 2009 income tax expense from continuing operations was $93 million, compared with $43 million in fourth quarter 2008. The increase was primarily a result of higher earnings in 2009. The effective tax rate was 28 percent in fourth quarter 2009, compared with 19 percent in fourth quarter 2008. The lower effective tax rate in fourth quarter 2008 was due to favorable adjustments in 2008 for final 2007 tax returns, and lower 2008 state income taxes.

Special Items Affecting Spectra Energy’s EPS for the Quarters Include: (in millions, except per-share amounts)
	Pre-tax Amount	Tax Effect	Net Income– Controlling Interests Impact	EPS Impact
Fourth Quarter 2009	$–	$–	$–	$–

Fourth Quarter 2008
Impairment on Islander East Project	$(44)	$14	$(30)	$(0.05)

Total Special Items	$(44)	$14	$(30)	$(0.05)

Reconciliation of Reported to Ongoing Net Income (in millions)
	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Net Income – Controlling Interests as Reported	$219	$171	$848	$1,129
Adjustments to Reported Net Income – Controlling Interests:
Special Items	–	30	(85)	12
Discontinued Operations	(2)	(4)	(5)	–

Ongoing Net Income	$217	$197	$758	$1,141

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Diluted EPS as Reported	$0.34	$0.28	$1.32	$1.81
Special Items	–	0.05	(0.13)	0.02
Discontinued Operations	(0.01)	(0.01)	(0.01)	–

Diluted EPS, Ongoing	$0.33	$0.32	$1.18	$1.83

Additional Information

Additional information about fourth quarter and year-end 2009 earnings can be obtained on the Spectra Energy Web site: www.spectraenergy.com. The Analyst call is scheduled for 9 a.m. CT today, February 4, to discuss Spectra Energy’s fourth quarter and year-end 2009 results. The webcast can be accessed on the Investors Section of Spectra Energy’s Web site and the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “50016150” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, May 3, 2010, by dialing (800) 642-1687 with conference ID 50016150. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income (controlling interests) and diluted EPS, adjusted for special items and discontinued operations, as measures to evaluate operations of the company. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

We use Return on Capital Employed (ROCE) as a measure of the profitability of capital projects. ROCE is a non-GAAP financial measure and may not be defined and calculated by other companies in the same manner. ROCE as it relates to capital expansion projects is calculated by Spectra Energy as earnings before interest and taxes generated by a project divided by the total cost of a project.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the outcome of litigation and regulatory investigations, proceedings or inquiries; the effect of weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; the levels of supply and demand for natural gas in our areas of operation; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; and our ability to successfully complete and integrate future acquisitions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2008 Form 10-K, filed on February 27, 2009, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 285 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy was recently ranked by FORTUNE as the world’s “most admired” pipeline company. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

December 2009

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic	$0.34	$0.27	$1.31	$1.82
Diluted	$0.33	$0.27	$1.31	$1.81
Earnings Per Share
Basic	$0.34	$0.28	$1.32	$1.82
Diluted	$0.34	$0.28	$1.32	$1.81
Dividends Per Share	$0.25	$0.25	$1.00	$0.96
Weighted-Average Shares Outstanding
Basic	647	611	642	622
Diluted	650	612	643	624
INCOME
Operating Revenues	$1,298	$1,261	$4,552	$5,074
Total Reportable Segment EBIT	497	385	1,869	2,311
Income from Discontinued Operations, Net of Tax	2	3	5	2
Net Income—Controlling Interests	219	171	848	1,129
EBIT BY BUSINESS SEGMENT
U.S. Transmission	$204	$161	$894	$844
Distribution	96	90	336	353
Western Canada Transmission & Processing	120	65	343	398
Field Services	77	69	296	716

Total Reportable Segment EBIT	497	385	1,869	2,311
Other EBIT	(28)	(21)	(74)	(78)

Total Reportable Segment and Other EBIT	$469	$364	$1,795	$2,233

CAPITAL AND INVESTMENT EXPENDITURES(a)
U.S. Transmission			$727	$1,400
Distribution			224	373
Western Canada Transmission & Processing			353	222
Other			32	35

Total Capital and Investment Expenditures			$1,336	$2,030

			December 31,
			2009	2008
CAPITALIZATION
Common Equity—Controlling Interests			40%	34%
Noncontrolling Interests and Preferred Stock			4%	4%
Total Debt			56%	62%

Total Debt			$9,918	$10,047
Book Value Per Share(b)			$11.01	$9.07
Actual Shares Outstanding			647	611

(a)	Includes loans to affiliates for capital expansion projects.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

December 2009

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
U.S. TRANSMISSION
Operating Revenues	$444	$395	$1,690	$1,600
Operating Expenses
Operating, Maintenance and Other	187	162	577	595
Depreciation and Amortization	64	58	246	232
Gains on Sales of Other Assets and Other, net	—	10	11	42
Other Income and Expenses	31	(8)	91	86
Noncontrolling Interests	20	16	75	57

EBIT	$204	$161	$894	$844

Proportional Throughput, TBtu(a)	680	622	2,574	2,218
DISTRIBUTION
Operating Revenues	$509	$558	$1,745	$1,991
Operating Expenses
Natural Gas Purchased	261	347	878	1,094
Operating, Maintenance and Other	106	88	358	372
Depreciation and Amortization	46	37	172	175
Other Income and Expenses	—	4	(1)	3

EBIT	$96	$90	$336	$353

Number of Customers, Thousands			1,325	1,309
Heating Degree Days, Fahrenheit	2,471	2,676	7,435	7,491
Pipeline Throughput, TBtu	220	269	809	900
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$345	$308	$1,115	$1,482
Operating Expenses
Natural Gas and Petroleum Products Purchased	79	112	222	496
Operating, Maintenance and Other	108	103	407	445
Depreciation and Amortization	39	33	144	147
Other Income and Expenses	1	5	1	5
Noncontrolling Interests	—	—	—	1

EBIT	$120	$65	$343	$398

Pipeline Throughput, TBtu	158	161	604	615
Volumes Processed, TBtu	161	172	655	698
Empress Inlet Volumes, TBtu	159	176	737	820
FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$77	$69	$296	$716

EBIT	$77	$69	$296	$716

Natural Gas Gathered and Processed/Transported, TBtu/day(b)	6.8	7.1	6.9	7.1
Natural Gas Liquids Production, MBbl/d(b,c)	369	343	358	360
Average Natural Gas Price Per MMBtu(d)	$4.17	$6.94	$3.99	$9.03
Average Natural Gas Liquids Price Per Gallon	$0.96	$0.64	$0.71	$1.23
OTHER
Operating Revenues	$11	$13	$47	$45
Operating Expenses	40	40	130	125
Other Income and Expenses	1	6	9	2

EBIT	$(28)	$(21)	$(74)	$(78)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Operating Revenues	$1,298	$1,261	$4,552	$5,074
Operating Expenses	918	967	3,088	3,636
Gains on Sales of Other Assets and Other, net	—	10	11	42

Operating Income	380	304	1,475	1,480

Other Income and Expenses	104	89	406	844
Interest Expense	154	166	610	636

Earnings From Continuing Operations Before Income Taxes	330	227	1,271	1,688
Income Tax Expense From Continuing Operations	93	43	353	496

Income From Continuing Operations	237	184	918	1,192
Income From Discontinued Operations, net of tax	2	3	5	2

Net Income	239	187	923	1,194
Net Income – Noncontrolling Interests	20	16	75	65

Net Income – Controlling Interests	$219	$171	$848	$1,129

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets	$1,429	$1,450
Investments and Other Assets	6,356	5,950
Net Property, Plant and Equipment	15,347	13,639
Regulatory Assets and Deferred Debits	947	885

Total Assets	$24,079	$21,924

LIABILITIES AND EQUITY
Current Liabilities	$2,495	$3,044
Long-term Debt	8,947	8,290
Deferred Credits and Other Liabilities	4,747	4,355
Preferred Stock of Subsidiaries	225	225
Equity	7,665	6,010

Total Liabilities and Equity	$24,079	$21,924

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$923	$1,194
Adjustments to reconcile net income to net cash provided by operating activities	837	611

Net cash provided by operating activities	1,760	1,805

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,000)	(1,888)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(803)	214

Effect of exchange rate changes on cash	25	(11)

Net increase (decrease) in cash and cash equivalents	(18)	120
Cash and cash equivalents at beginning of period	214	94

Cash and cash equivalents at end of period	$196	$214

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2009 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$204	$—		$—	$204
Distribution		96	—		—	96
Western Canada Transmission & Processing		120	—		—	120
Field Services		77	—		—	77

Total Reportable Segment EBIT		497	—		—	497
Other		(28)	—		—	(28)

Total Reportable Segment and Other EBIT		$469	$—		$—	$469

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$469	$—		$—	$469
Interest Expense		(154)	—		—	(154)
Interest Income and Other		15	—		—	15
Income Taxes from Continuing Operations		(93)	—		—	(93)
Discontinued Operations, net of Tax		2	(2	)A	(2)	—

Total Earnings		$239	$(2)		$(2)	$237

Total Earnings—Noncontrolling Interests		(20)	—		—	(20)

Total Earnings—Controlling Interests		$219	$(2)		$(2)	$217

EARNINGS PER SHARE, BASIC		$0.34	$—		$—	$0.34

EARNINGS PER SHARE, DILUTED		$0.34	$(0.01)		$(0.01)	$0.33

A—Primarily Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions
Basic	647
Diluted	650

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2008 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$161	$44	A	$—		$44	$205
Distribution		90	—		—		—	90
Western Canada Transmission & Processing		65	—		—		—	65
Field Services		69	—		—		—	69

Total Reportable Segment EBIT		385	44		—		44	429
Other		(21)	—		—		—	(21)

Total Reportable Segment and Other EBIT		$364	$44		$—		$44	$408

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$364	$44		$—		$44	$408
Interest Expense		(166)	—		—		—	(166)
Interest Income and Other		29	—		—		—	29
Income Taxes from Continuing Operations		(43)	(14)		—		(14)	(57)
Discontinued Operations, net of Tax		3	—		(3	)B	(3)	—

Total Earnings		$187	$30		$(3)		$27	$214

Total Earnings—Noncontrolling Interests		(16)	—		(1)		$(1)	(17)

Total Earnings—Controlling Interests		$171	$30		$(4)		$26	$197

EARNINGS PER SHARE, BASIC		$0.28	$0.05		$(0.01)		$0.04	$0.32

EARNINGS PER SHARE, DILUTED		$0.28	$0.05		$(0.01)		$0.04	$0.32

A—Impairment associated with Islander East project.

B—Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing)—in millions
Basic	611
Diluted	612

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2009 Year-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$894	$—		$—		$—	$894
Distribution		336	—		—		—	336
Western Canada Transmission & Processing		343	—		—		—	343
Field Services		296	(135	)A	—		(135)	161

Total Reportable Segment EBIT		1,869	(135)		—		(135)	1,734
Other		(74)	—		—		—	(74)

Total Reportable Segment and Other EBIT		$1,795	$(135)		$—		$(135)	$1,660

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$1,795	$(135)		$—		$(135)	$1,660
Interest Expense		(610)	—		—		—	(610)
Interest Income and Other		86	—		—		—	86
Income Taxes from Continuing Operations		(353)	50		—		50	(303)
Discontinued Operations, net of Tax		5	—		(5	)B	(5)	—

Total Earnings		$923	$(85)		$(5)		$(90)	$833

Total Earnings—Noncontrolling Interests		(75)	—		—		—	(75)

Total Earnings—Controlling Interests		$848	$(85)		$(5)		$(90)	$758

EARNINGS PER SHARE, BASIC		$1.32	$(0.13)		$(0.01)		$(0.14)	$1.18

EARNINGS PER SHARE, DILUTED		$1.32	$(0.13)		$(0.01)		$(0.14)	$1.18

A—Recognition of a deferred gain associated with units previously issued by DCP Midstream’s master limited partnership.

B—Primarily Sonatrach settlement.

Weighted Average Shares (reported and ongoing)—in millions
Basic	642
Diluted	643

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2008 Year-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$844	$17	A	$—		$17	$861
Distribution		353	—		—		—	353
Western Canada Transmission & Processing		398	—		—		—	398
Field Services		716	—		—		—	716

Total Reportable Segment EBIT		2,311	17		—		17	2,328
Other		(78)	—		—		—	(78)

Total Reportable Segment and Other EBIT		$2,233	$17		$—		$17	$2,250

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$2,233	$17		$—		$17	$2,250
Interest Expense		(636)	—		—		—	(636)
Interest Income and Other		91	—		—		—	91
Income Taxes from Continuing Operations		(496)	(5)		—		(5)	(501)
Discontinued Operations, net of Tax		2	—		(2	)B	(2)	—

Total Earnings		$1,194	$12		$(2)		$10	$1,204

Total Earnings—Noncontrolling Interests		(65)	—		2		$2	(63)

Total Earnings—Controlling Interests		$1,129	$12		$—		$12	$1,141

EARNINGS PER SHARE, BASIC		$1.82	$0.02		$—		$0.02	$1.84

EARNINGS PER SHARE, DILUTED		$1.81	$0.02		$—		$0.02	$1.83

A—Bankruptcy settlement of customer’s transportation contract and impairment associated with Islander East project.

B—Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada.

Weighted Average Shares (reported and ongoing)—in millions
Basic	622
Diluted	624